Exhibit 10.2

ADMINISTRATION AGREEMENT

BETWEEN

FLAT ROCK CAPITAL CORP.

AND

FLAT ROCK GLOBAL, LLC

This Administration Agreement (“Agreement”) is made as of May 16, 2017 by and between FLAT ROCK CAPITAL CORP., a Maryland corporation (the “Company”), and FLAT ROCK GLOBAL, LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Company intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “Investment Company Act”);

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.              Duties of the Administrator

(a)                                 Employment of Administrator. The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the board of directors of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b)                                 Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator pursuant to this Agreement, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare, print and disseminate reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”).  In addition, the Administrator will assist the Company in determining and publishing (as necessary or appropriate) the Company’s net asset value, overseeing the preparation and filing of the Company’s  tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

2.              Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and, if required by the Investment Company Act, will maintain and keep such books, accounts and records in accordance with that Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.              Confidentiality

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.              Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder. The Administrator shall not be entitled to any additional compensation hereunder. The Company will bear all costs and expenses that are incurred in its operation and transactions and not specifically assumed by Flat Rock Global, LLC (the “Adviser”) pursuant to the Investment Advisory Agreement, dated as of May 16, 2017 by and between the Company and the Adviser (the “Advisory Agreement”). The Company will bear all other costs and expenses of its operations, administration and transactions, including (without limitation) those relating to:

(1)                                 corporate and organizational expenses relating to offerings of the Shares;

(2)                                 the cost of calculating the Company’s Shares net asset value, including the cost of any third-party valuation services;

(3)                                 the cost of effecting sales and repurchases of the Shares and other securities;

(4)                                 management and incentive fees payable to Flat Rock Global pursuant to this Agreement;

(5)                                 transfer agent and custodial fees;

(6)                                 fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events);

(7)                                 federal and state registration fees;

(8)                                 federal, state and local taxes;

(9)                                 interest payable on debt, if any, incurred to finance the Company’s investments;

(10)                          the fees and expenses of any member of the Board who is not an interested person (as defined in the 1940 Act) of the Adviser or a Sub-Adviser;

(11)                          brokerage commissions for the Company’s investments;

(12)                          costs of proxy statements; stockholders’ reports and notices;

(13)                          costs associated with the Company’s reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws;

(14)                          fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;

(15)                          direct costs such as printing, mailing, long distance telephone and staff costs; and

(16)                          fees and expenses associated with independent accountants, independent and internal audit, and outside legal costs; and

(17)                          all other offering expenses incurred by Flat Rock Global in performing its obligations.

The Adviser will be responsible for payment of any and all offering expenses incurred on behalf of the Company in connection with the Company’s private offering of shares, pursuant to a confidential offering memorandum dated       , 2017 (the “Private Offering”). Specifically, the Adviser will not seek or be entitled to reimbursement from the Company for any of the following offering expenses:

(1)                                 transfer agent fees;

(2)                                 fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events);

(3)                                 federal and state registration fees; and

(4)                                 all other offering expenses incurred by Flat Rock Global in performing its obligations.

In addition, for the avoidance of doubt, the foregoing obligation is limited to the Private Offering and the Adviser shall be solely responsible for any placement or “finder’s” fees payable to placement agents engaged by the Company or its affiliates in connection with the offering of securities by the Company.

5.              Limitation of Liability of the Administrator; Indemnification

The Administrator (and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company. The Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified  Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement.

6.              Activities of the Administrator

The services of the Administrator to the Company are not to be deemed to be exclusive and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.              Duration and Termination of this Agreement

(a)                                 This Agreement shall continue in effect for two years from the date hereof, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by:

(i)             the vote of the Board; and

(ii)          the vote of a majority of the Company’s  directors who are not parties to this Agreement or “interested  persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(b)                         The Agreement may be terminated at any time, without the payment of any penalty, upon 60-days’ written notice, by the vote of the Board or by the Administrator.

(c)                                  The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

8.              Amendments of this Agreement

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9.              Governing Law

This Agreement shall be construed in accordance with the Laws of the State of Maryland and the applicable provisions of the Investment Company Act, if any. In such case, to the extent the applicable laws of the State of Maryland, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

10.       Entire Agreement

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

11.       Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12.       Counterparts

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

13.       Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

FLAT ROCK CAPITAL CORP.
a Maryland Corporation

By:	/s/ Robert K. Grunewald
Name:	Robert K. Grunewald
Title:	Chief Executive Officer

FLAT ROCK GLOBAL, LLC,
a Delaware limited liability company

By:	/s/ Richard A. Petrocelli
Name:	Richard A. Petrocelli
Title:	Chief Financial Officer

Signature Page to Administration Agreement for Flat Rock Capital Corp.